UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2010 (February 16, 2010)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2010, Koss Corporation (“Koss”) notified The NASDAQ Stock Market of its non-compliance with Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements.  Due to certain previously reported unauthorized financial transactions, Koss is restating its previously issued financial statements for the fiscal years ended 2008 and 2009, for all quarterly periods during those fiscal years, and for the quarter ended September 30, 2009.  As a result, the Company’s unaudited consolidated financial statements for the quarter ended December 31, 2009 are not yet available and were not included in Koss’s quarterly report on Form 10-Q filed on February 16, 2010.  Koss has discussed with its independent auditor, Baker Tilly Virchow Krause, LLP, a preliminary schedule to complete the restated consolidated financial statements possibly as early as April 2010.  Although Koss cannot predict with certainty when the restated consolidated financial statements will be available, it expects that they will be available no later than June 2010.  The quarterly report on Form 10-Q for the quarter ended December 31, 2009 will be amended to include the unaudited consolidated financial statements promptly after the restated consolidated financial statements are available.

A copy of the press release issued on February 16, 2010 relating to the quarterly report on Form 10-Q for the quarter ended December 31, 2009 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

Exhibit 99.1	Press Release of Koss Corporation dated February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 17, 2010	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Koss Corporation dated February 16, 2010.